Exhibit 99.2

Flagship Healthcare Management, Inc.
(A Development Stage Company)

INDEX

Index to Financial Statements	F-22
Condensed Financial Statements:
Condensed Balance Sheet, as of September 30, 2005 (unaudited)	F-23
Condensed Statements of Operations, for the three and nine months ended September 30, 2004 and 2005 and for the period from inception (July 9, 2002) to September 30, 2005 (unaudited)	F-24
Condensed Statement of Stockholders’ Deficit, for the nine months ended September 30, 2005 (unaudited)	F-25
Condensed Statements of Cash Flows, for the nine months ended September 30, 2004 and 2005 and for the period from inception (July 9, 2002) to September 30, 2005 (unaudited)	F-26
Notes to Condensed Financial Statements (Unaudited)	F-27 - F-32

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Condensed Balance Sheet
As of September 30, 2005 (unaudited)

ASSETS
Current Assets:
Cash	$147,990
Prepaid expenses and other current assets	269,683
Total current assets	417,673
Property and equipment, net	656,769
Restricted cash	135,000
Total	$1,209,442
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$230,002
Accrued liabilities	444,827
Notes payable	1,510,000
Total liabilities	2,184,829
COMMITMENTS AND CONTINGENCIES
Redeemable Series A Convertible Preferred Stock; $0.001 par value, 10,948,906 shares authorized, 6,642,340 shares issued and outstanding (liquidation value of $1,820,000)	1,654,828
Redeemable Series B Convertible Preferred Stock; $0.001 par value, 7,692,308 shares authorized, 5,205,768 shares issued and outstanding (liquidation value of $3,383,748)	3,349,203
Stockholders’ Deficit:
Preferred stock, $0.001 par value: 11,358,786 shares authorized, 0 shares issued and outstanding	-
Common stock, $0.001 par value: 70,000,000 shares authorized, 34,567,560 shares issued and outstanding	34,567
Additional paid-in capital	3,542,942
Deficit accumulated during the development stage	(9,556,927)
Total stockholders’ deficit	(5,979,418)
Total	$1,209,442

See Notes to Condensed Financial Statements

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Condensed Statements of Operations
For the three and nine months ended September 30, 2004 and 2005 and for the period from inception (July 9, 2002) to September 30, 2005 (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		For the period from inception (July 9, 2002) to September 30, 2005
	2004	2005	2004	2005
Subscription revenue	$-	$1,625	$-	$1,625	$1,625
Costs of revenue	-	(974)	-	(974)	(974)
Gross profit	-	651	-	651	651
Operating expenses:
Membership services	419,757	636,851	675,907	1,761,921	2,636,812
Selling, general and administrative	580,523	868,494	1,243,193	3,719,693	6,281,550
Depreciation and amortization expense	3,981	53,321	10,136	211,848	239,004
Impairment of long-lived assets	-	-	-	-	394,554
Total operating expenses	1,004,261	1,558,666	1,929,236	5,693,462	9,551,920
Loss from operations	(1,004,261)	(1,558,015)	(1,929,236)	(5,692,811)	(9,551,269)
Interest income	-	1,022	422	6,140	12,535
Interest expense	-	(16,293)	-	(18,193)	(18,193)
Loss before provision for income taxes	(1,004,261)	(1,573,286)	(1,928,814)	(5,704,864)	(9,556,927)
Provision for income taxes	-	-	-	-	-
Net loss	$(1,004,261)	$(1,573,286)	$(1,928,814)	$(5,704,864)	$(9,556,927)

See Notes to Condensed Financial Statements

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Condensed Statement of Stockholders’ Deficit
For nine months ended September 30, 2005 (unaudited)

	Common Stock			Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit
	Shares	Amount	Additional Paid-in Capital
Balances at December 31, 2004	31,536,060	$31,536	$1,523,559	$(3,852,063)	$(2,296,968)
Exercise of stock options at $0.02 per share in September 2005	250	-	50	-	50
Accretion of redeemable Series A preferred stock	-	-	(14,542)	-	(14,542)
Accretion of redeemable Series B preferred stock	-	-	(2,470)	-	(2,470)
Stock issued in lieu of compensation at $0.525 per share in March 2005	3,031,250	3,031	1,588,375	-	1,591,406
Issuance of options to purchase common stock to employees for services	-	-	156,624	-	156,624
Issuance of options to purchase common stock to non-employees for services	-	-	291,346	-	291,346
Net loss	-	-	-	(5,704,864)	(5,704,864)
Balances at September 30, 2005	34,567,560	$34,567	$3,542,942	$(9,556,927)	$(5,979,418)

See Notes to Condensed Financial Statements

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
For the nine months ended September 30, 2004 and 2005
and for the period from inception (July 9, 2002) to September 30, 2005 (unaudited)

	Nine Months Ended September 30,		For the period from inception (July 9, 2002) to September 30, 2005
	2004	2005
OPERATING ACTIVITIES
Net loss	$(1,928,814)	$(5,704,864)	$(9,556,927)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation expense	322,774	447,970	856,326
Depreciation and amortization expense	10,136	211,848	239,004
Common stock issued in exchange for services	-	-	251,683
Preferred stock issued in exchange for services	-	-	85,000
Common stock issued to employees	-	-	83,896
Common stock issued to founders	-	-	16,000
Common stock issued to employees in lieu of compensation	-	985,156	985,156
Impairment of long-lived assets	-	-	394,554
Changes in operating assets and liabilities:
Restricted cash	-	-	(135,000)
Prepaid expenses	-	(245,993)	(269,683)
Other assets	18,024	-	-
Due to stockholders	-	-	114,979
Accounts payable	-	1,094	230,003
Accrued liabilities	569,399	82,319	1,051,076
Net cash used in operating activities	(1,008,481)	(4,222,470)	(5,653,933)
INVESTING ACTIVITIES
Purchases of property and equipment	(132,540)	(458,125)	(865,773)
Net cash used in investing activities	(132,540)	(458,125)	(865,773)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	-	-	125,000
Proceeds from exercise of stock options	35,000	50	35,050
Proceeds from issuance of redeemable Series A convertible preferred stock	1,735,000	-	1,735,000
Costs associated with issuance of redeemable Series A convertible preferred stock	(52,871)	-	(52,871)
Proceeds from issuance of redeemable Series B convertible preferred stock	-	3,383,748	3,383,748
Costs associated with issuance of redeemable Series B convertible preferred stock	-	(37,015)	(37,015)
Proceeds from issuance of notes payable	-	1,510,000	1,510,000
Repayments of notes payable	-	(31,216)	(31,216)
Net cash provided by financing activities	1,717,129	4,825,567	6,667,696
Net increase in cash	576,108	144,972	147,990
Cash at beginning of period	28,200	3,018	-
Cash at end of period	$604,308	$147,990	$147,990
Supplemental disclosure of non-cash investing and financing activities:
Value of contributions in-kind relating to redeemable Series A convertible preferred stock issued	$85,000	$-	$85,000
Value of contributions in-kind relating to common stock issued	$-	$-	$760,000
Value of warrants issued in connection with redeemable Series A convertible preferred stock	$143,066	$-	$143,066
Common stock issued to founders	$16,000	$-	$16,000
Accretion of redeemable Series A convertible preferred stock	$11,576	$14,542	$30,766
Accretion of redeemable Series B convertible preferred stock	$-	$2,470	$2,470
Common stock issued in lieu of compensation	$-	$606,250	$606,250

See Notes to Condensed Financial Statements

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements (unaudited)

1.	Basis of Presentation

The interim condensed financial statements presented are unaudited, but in the opinion of management, have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a basis consistent with those of the annual financial statements. Such interim condensed financial statements reflect all adjustments (consisting principally of normal recurring accruals) necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any other interim period or for the year ending December 31, 2005. The interim condensed financial statements should be read in conjunction with the audited annual financial statements as of December 31, 2004 and 2003 and the accompanying notes contained elsewhere in this Form 8-K.

As the Company has not yet commenced its principal business operations, at September 30, 2005, the Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards No. 7.

2.	Managements Plans

The Company has incurred losses in the development stage totaling $9,556,927 through September 30, 2005. These factors, among others, indicate that there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management recognizes that the Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to allow the Company to continue the development of its business plan and satisfy its obligations on a timely basis. Management believes that such cash flows will be funded by additional equity and/or debt financings through the time in which the Company evolves from the development stage and generates sufficient positive cash flows from its operations, if ever. However there can be no assurance that management’s plans will be able to be achieved.

3.	Redeemable Series B Convertible Preferred Stock

The Company has designated 7,692,308 shares as Redeemable Series B Convertible Preferred Stock (“Series B Preferred Stock”) with a par value of $0.001 per share. In January 2005, March 2005 and April 2005 (the “First Closing” the “Second Closing” and the “Third Closing”, respectively), the Company entered into a Securities Purchase Agreement with individual investors (the “Investors” or the “Holders”) to purchase a total of 5,205,769 of the Company’s Redeemable Series B Convertible Preferred Stock.

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements (unaudited)

In connection with the First Closing and Second Closing the Company incurred issuance costs of $37,015, which was recorded as an offset to the carrying value of the Series B Preferred Stock.

As the redemption price, as described below, exceeds the recorded amount of the Series B Preferred Stock, the Company is accreting the difference using the effective interest method over the period from the date of issuance until January 27, 2012. Accretion of the carrying value of the Series B Preferred Stock was $2,470 for the period ended September 30, 2005, and has been charged directly to additional paid-in capital.

The following is a summary of certain rights and preferences of the Series B Preferred Stock pursuant to the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”):

Redemption - Holders of a majority of the then outstanding shares of Series B Preferred Stock have the right to require the Company to redeem 50% and 100% of all outstanding shares of Series B Preferred Stock at any time after January 27, 2011 and January 27, 2012, respectively, at a redemption price per share equal to the Series B Original Purchase Price, as defined in the Certificate of Incorporation.

Dividends - The holders of the Series B Preferred Stock are entitled to any dividends declared on the Common Stock.

Liquidation - In the event of liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock are entitled to receive in preference to all holders of other classes of stock their Series B Preferred Stock, if any, as defined in the Certificate of Incorporation.

Conversion - The holders of the Series B Preferred Stock are entitled at any time, upon written election to the Company to cause a Voluntary Individual Conversion, as defined in the Certificate of Incorporation, of the Series B Preferred Stock into common stock. Each outstanding share of Series B Preferred Stock shall automatically be converted into common stock upon a Qualified Public Offering, as defined in the Certificate of Incorporation. As of September 30, 2005, each share of Series B preferred stock is convertible into one share of common stock.

Voting - Holders of Series B Preferred Stock shall be entitled to the number of votes equal to the largest number of shares of common stock into which such shares of Series B Preferred Stock could be converted on the record date of the vote or written consent of stockholders.

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements (unaudited)

4.	Stock-Based Compensation

The Company recognized compensation expense of $34,236 and $52,369 for the three months ended September 30, 2004 and 2005, respectively, as a result of issuing options to employees, which is included in selling, general and administrative in the accompanying statements of operations. In addition, the Company recognized compensation expense of $6,330 and $9,058 for the three months ended September 20, 2004 and 2005, respectively, as a result of issuing options to employees, which is included in membership services in the accompanying statements of operations.

The Company recognized compensation expense of $43,233 and $134,868 for the nine months ended September 30, 2004 and 2005, respectively, as a result of issuing options to employees, which is included in selling, general and administrative in the accompanying statements of operations. In addition, the Company recognized compensation expense of $7,345 and $21,756 for the nine months ended September 20, 2004 and 2005, respectively, as a result of issuing options to employees, which is included in membership services in the accompanying statements of operations.

The Company recognized compensation expense of $180,754 and $128,412 for the three months ended September 30, 2004 and 2005, respectively as a result of issuing options to non-employees, which is included in membership services in the accompanying statements of operations. In addition, the Company recognized compensation expense of $272,196 and $291,346 for the nine months ended September 30, 2004 and 2005, respectively, as a result of issuing options to non-employees, which is included in membership services in the accompanying statements of operations.

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements (unaudited)

The following is a summary of the Flagship’s stock option activity for the nine months ended September 30, 2005:
	Options	Weighted Average Exercise Price	Weighted Average Fair Value
Options outstanding December 31, 2004	4,185,000	$0.087	$0.168

Options granted	2,047,000	0.020	0.471
Options exercised	-	-	-
Options cancelled	(1,465,000)	0.076	0.145

Outstanding, September 30, 2005	4,767,000	$0.139	$0.416

Exercisable, September 30, 2005	1,681,500	$0.085	$0.239

The options outstanding at September 30, 2005 have an exercise price range of $0.035 to $0.20 per share, a weighted average remaining contractual life of approximately 9 years and intrinsic value of  $4,147,375.

As of September 30, 2005 there were 1,681,500 exercisable options with a total value of $402,335 and a weighted average remaining contractual life of approximately 8.5 years.

As of September 30, 2005, there was $932,226 of total deferred compensation cost related to options issued to employees.

A summary of the status of the Company’s nonvested options as of September 30, 2005, and changes during the nine month period ended September 30, 2005, is presented below:

	Options	Weighted Average Grant Date Fair Value
Nonvested, January 1, 2005	2,288,000	$0.169
Options Granted	2,047,000	0.471
Options Exercised	-	-
Options Cancelled	(752,500)	0.195
Options Vested	(497,000)	0.147
Nonvested, September 30, 2005	3,085,500	$0.367

4.	Notes Payable

During 2005, the Company issued an aggregate of $2,860,000 in short-term notes, of which $1,810,000 was issued to officers and directors of the Company. In February 2005, $250,000 of the amounts due to an officer was repaid. The notes bear interest at approximately 7.0% and are payable on or before June 30, 2006. Of the aggregate amount issued, $1,510,000 was outstanding at September 30, 2005.

5.	Subsequent Events

Fixed Price Convertible Notes

On January 30, 2006, Flagship entered into an agreement with certain investors to invest $7,000,000 in Secured Convertible Term Notes (the “Notes”) in Flagship. Of the $2,860,000 short-term notes discussed above, $2,600,000 was converted as part of the $7,000,000 Notes. The Notes are collateralized by the assets of Flagship, bear interest at the prime rate published in the Wall Street Journal plus 1.0% and are convertible into common stock of Flagship at a fixed conversion price of $0.90 per share. Commencing one year after the closing of the Notes, Flagship is required to repay the Notes on a monthly basis over the next 24 months. In the event that any of the principal is converted into common stock, the amount converted shall be credited against the next monthly payment. Flagship has the option of prepaying any outstanding principal by paying to the note holders 130% of the principal amount. Flagship has agreed to issue to the investors common stock equal to 12.25% of Flagship’s common stock on a fully diluted basis. The investors will also receive seven year warrants to purchase common stock of Flagship equal to 25% of the amount invested with an exercise price of $0.92 per share.

Acquisition

On January 30, 2006, Flagship purchased 34,000,000 shares of common stock of Finity Holdings, Inc. ("Finity") from Common Solutions LLC for $240,000. As a result, Flagship controls 60.9% of the voting stock of Finity. The funds for the purchase of these shares came from the financing discussed above. On the Closing of the Exchange Agreement (see below) Finity will acquire all of the issued and outstanding capital stock of Flagship on a one-for-one basis in exchange for an aggregate of 55,500,255 newly issued shares of Finity’s common stock. The shares of Finity held by Flagship will be cancelled at the time of the Closing.

The Exchange Agreement

On January 30, 2006, (the "Closing Date") Flagship entered into a Share Exchange Agreement (the "Exchange Agreement") with all of the stockholders (the "Stockholders") of Flagship. The closing shall occur immediately following Finity's filing of a Restated and Amended Certificate of Incorporation which shall effectuate a name change of Finity, a one hundred twenty-five (125) for one (1) reverse stock split, and an increase in the authorized shares to a total of 130,000,000 shares of capital stock (the "Closing"). The minority shareholders of Finity will own 174,092 shares of Finity common stock, less than 1%, after the reverse split and the Closing. Finity will acquire all of the issued and outstanding capital stock of Flagship from the Stockholders on a one-for-one basis in exchange for an aggregate of 55,500,255 newly-issued shares of Finity's Common Stock (the "Exchange"). Since the stockholders of Flagship received the majority of the voting shares of Finity, Finity will carry on the business of Flagship, and the officers and directors of Flagship will become the officers and directors of Finity. The transaction was accounted for as Flagship being the accounting acquirer (legal acquiree) and Finity being the accounting acquiree (legal acquirer). Since the Closing, Finity was a non-operating shell corporation no longer meeting the definition of a business as defined in EITF Consensus 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business, the transaction was equivalent to Flagship issuing stock for the net liabilities of Finity accompanied by a recapitalization. The accounting was identical to that resulting from a reverse acquisition, except that there were no adjustments to the historic carrying values of the assets and liabilities.

Registration Rights

Pursuant to the terms of the $7,000,000 Notes discussed above, Finity is required to file a registration statement with the SEC within 60 days of the closing registering all of the common stock underlying the investment and will have the registration declared effective within 120 days of funding. If the registration is not filed or declared effective by the SEC within the required timeframe, then Finity will be required to pay to the investors certain liquidated damages in cash.

Pending Litigation

A former independent contractor (the “Plaintiff”) has filed a lawsuit against Flagship among others. The Plaintiff alleges that he was promised employment with the Company and performed services to Flagship based on these promises. The Plaintiff is seeking compensatory and punitive damages, including the issuance of additional shares of stock for these services and attorney fees in an aggregate amount of approximately $1,800,000. The Company believes this lawsuit is without merit and intends to defend it vigorously. In management’s opinion the final resolution of this matter will not have a material impact on the financial position or results of operations of the Company.